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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 3, 1999 relating to the financial statements and related financial statement schedule, which appear in the TSI International Software Ltd. Annual Report on Form 10-K for the year ended December 31, 1998.


/s/ KPMG LLP
New York, New York
October 29, 1999